EXHIBIT 16.1


                            SHELLEY INTERNATIONAL CPA

                               144 S. MESA DR. #E
                                 MESA, AZ 85210


Securities and Exchange Commission
100 F. Street, NE
Washington, D.C. 20549

December 8, 2005

Ladies and Gentlemen:

         We have been furnished with a copy of the response to Item 4.01 of Form 8-K/A for the events that occurred effective November 30, 2005 to be filed by our former client, Century Pacific Financial Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.


                                                  Very truly yours,

                                                  /s/ Mark Shelley
                                                  -------------------------
                                                  Shelley International CPA